Exhibit 32.1

Suncrest Global Energy Corp.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of Suncrest Global Energy Corp. (the “Company”)  certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

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the quarterly report on Form 10-QSB of the Company for the quarter ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

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the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2007	/s/ John W. Peters John W. Peters Principal Executive Officer Principal Financial Officer